As filed with the Securities and Exchange Commission on November 15, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	51-0619477
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5 Sylvan Way, Suite 100

Parsippany, New Jersey 07054

(973) 254-3560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Stack
President and Chief Executive Officer
5 Sylvan Way, Suite 100
Parsippany, New Jersey 07054

(973) 254-3560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph K. Wyatt, Esq.	Marc D. Jaffe Esq.
Wilmer Cutler Pickering Hale and Dorr LLP	Gregory P. Rodgers, Esq.
950 Page Mill Road	Latham & Watkins LLP
Palo Alto, California 94304	885 Third Avenue
(650) 858-6000	New York, NY 10022
(212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-177776

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	1,150,000 shares	$6.50	$7,475,000	$857

(1) Includes 150,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2)  Estimated in accordance with Rule 457(a) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Pacira Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the earlier registration statement on Form S-1 (File No. 333-177776) filed by Pacira Pharmaceuticals, Inc., which was declared effective by the Commission on November 15, 2011, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 15th day of November, 2011.

Pacira Pharmaceuticals, Inc.

By:	/s/ David Stack
David Stack
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ David Stack		Director, President and Chief	November 15, 2011
David Stack		Executive Officer (Principal
Executive Officer)

/s/ James Scibetta		Chief Financial Officer (Principal	November 15, 2011
James Scibetta		Financial and Accounting Officer)

*		Director	November 15, 2011
Fred Middleton

*		Director	November 15, 2011
Luke Evnin

*		Director	November 15, 2011
Laura Brege

*		Director	November 15, 2011
John Longenecker

*		Director	November 15, 2011
Gary Pace

*		Director	November 15, 2011
Andreas Wicki

*		Director	November 15, 2011
Paul Hastings

*By:	/s/ David Stack
David Stack
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (Included in Exhibit 5.1)
23.2	Consent of J.H. Cohn LLP
24.1*	Powers of Attorney

*     Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177776) filed with the Commission on November 7, 2011, as amended, and incorporated in this registration statement by reference.

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